WPCS International Incorporated
Capitalization Table

Type	Authorized/ Available	Outstanding	Common Equivalents	Total	% of Ownership Fully-Diluted

Preferred Stock, $.0001 par value	5,000,000	-	-	-	0.0%

Common Stock, $.0001 par value	14,285,714	1,558,669	-	1,558,669	7.5%

Warrants		2,274,796	2,274,796	2,274,796	11.0%

Stock Options	6,800	110,110	116,910	116,910	0.6%
(2002, 2006,2007 Plans)

Convertible Notes	$3,350,000		16,750,000	16,750,000	80.9%

Total				20,700,375	100.0%

WPCS International Incorporated
Current List of Noteholders

Name	Principal Amount
Hudson Bay Master Fund Ltd.	$1,107,500.00
Iroquois Master Fund Ltd.	1,022,500.00
American Capital Management LLC	100,000.00
GRQ Consultants, Inc. 401K	575,000.00
HS Contrarian Investments, LLC	250,000.00
Barry Honig	220,000.00
Richard Molinsky	60,000.00
John O'Rourke	10,000.00
John Ford	5,000.00
TOTAL	$3,350,000.00

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